US Dataworks, Inc. Announces Fiscal Third Quarter and Nine Months Financial Results
- Amended Agreement with Hyundai Syscomm Initiates Purchase Order -
HOUSTON, Feb. 13 /PRNewswire-FirstCall/ — US Dataworks, Inc. (Amex: UDW — News), a leading developer of payment processing solutions, announced today its fiscal third quarter and nine months financial results ended December 31, 2006.
Revenues for the third quarter ended December 31, 2006 were $1,719,887 compared with revenues of $1,086,553 for the same period a year ago. Loss from operations for the third quarter was $222,724 compared to a loss from operations of $587,267 for the third quarter ended December 31, 2005. Net loss for the third quarter was $321,192 or $0.01 per share, compared to a net loss of $800,897 or $0.03 per share, for the corresponding period in the prior year.
Revenues for the nine months ended December 31, 2006 were $4,756,649 compared with the revenues of $4,899,185 for the same period a year ago. Loss from operations for the nine months ended was $1,805,128 compared to an operating loss of $641,495 for the nine months ended December 31, 2005. Net loss for the nine months ended was $1,997,353 or $(0.07) per share, compared to a net less of $770,462 or $0.03 per share, for the corresponding period in the prior year.
Charles E. Ramey, Chairman and CEO of US Dataworks said, “I am pleased with the third quarter financial results, particularly with the growth in software transactional revenues, which grew 125% in the third quarter as a result of both new and past customers increasing their utilization of our software solutions on a transaction fee basis. Professional service revenues continued to remain strong, climbing 50%, from two agreements signed with major financial services companies during that last few months.”
“Total revenues rose in excess of 58%, thanks in part to the agreements signed during the first half of fiscal 2007. Our cash burn was minimal in the quarter and we feel very positive about the current quarter and fiscal 2008, especially on the heels of our new relationship with Hyundai Syscomm, which under our amended agreement calls for us to sell through Hyundai, or its designee, 700 ATM units to a major U.S. ATM dealer for the sales price of $3.5 million. Although these orders have the potential to be shipped in the near future, we expect it to be booked in FY 2008. We plan to keep shareholders up to date as events unfold with regards to this new relationship,” added Mr. Ramey.
“Another important milestone for US Dataworks will be the new rules for back-office conversions, set to begin next month. The new rule will enable all checks received during the day to be converted at a single location, rather than employ multiple scanners at multiple point-of-sales. As a result, we anticipate higher adoption rates among retailers to use electronic conversion, whereby opening additional audiences for our proprietary Clearingworks™ software solution,” concluded Mr. Ramey.
A conference call to discuss these results with the financial community is scheduled for today, at 10:30 AM EST. Interested parties may participate in the call by dialing (877) 407-8293; international callers dial (201) 689-8349 about 5-10 minutes prior to 10:30 AM EST. The conference call will also be available on replay starting at 12:30 pm EST on February 13, 2007, and ending on March 13, 2007. For the replay, please dial (877) 660-6853 (replay account # 269, replay conference # 231258). The access number for the replay for international callers is (201) 612-7415 (replay account # 269, replay conference # 231258).
About US Dataworks, Inc.
US Dataworks is a developer of payment processing solutions, focused on the Financial Services market, Federal, State and local governments, billers and retailers. Software developed by US Dataworks is designed to enable organizations to transition from traditional paper-based payment and billing processes to electronic solutions that automate end-to-end processes for accepting and clearing checks.
Except for the historical information contained herein, the matters set forth in this press release, including, but not limited to the Company’s belief that it will be “well positioned” for 2007 are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to, the Company’s position in the marketplace, our ability to develop and timely introduce products that address market demand, the impact of alternative technological advances and competitive products, market fluctuations and other risks detailed from time to time in the SEC reports of US Dataworks, including its annual report on Form 10-KSB for the period ended March 31, 2006 and its quarterly report on Form 10-QSB for the period ended December 31, 2006. These forward-looking statements speak only as of the date hereof. US Dataworks disclaims any obligation to update these forward-looking statements.
CONTACTS:
John Figone, SVP, Business Development
US Dataworks, Inc.
Tel. (713) 934-3855 Fax (713) 934-8127
Donald C. Weinberger/Alisa Steinberg (media)
Wolfe Axelrod Weinberger Assoc. LLC
Tel. (212) 370-4500 Fax (212) 370-4505

US DATAWORKS, INC.
QUARTERLY INCOME STATEMENT DATA
For the nine months ended Dec 31, 2006 and 2005
(UNAUDITED)

				as restated
		as restated	YTD	YTD
	Three Months Ending		Nine Months Ending
	December		December
	2006	2005	2006	2005

Revenues
Software licensing revenues	94,175	89,109	609,158	1,840,029
Software transactional revenues	532,868	236,848	1,138,588	649,452
Software maintenance revenues	109,128	104,477	315,677	331,369
Software service revenues	983,716	656,119	2,693,226	2,078,335

	1,719,887	1,086,553	4,756,649	4,899,185

Cost of sales	540,127	321,100	1,559,854	1,103,956

Gross profit	1,179,760	765,453	3,196,795	3,795,229

Operating Expenses
General and administrative	1,364,879	1,261,557	4,896,677	4,167,079
Depreciation and amortization	37,605	91,163	105,246	269,645

	1,402,484	1,352,720	5,001,923	4,436,724

Loss from operations	(222,724)	(587,267)	(1,805,128)	(641,495)

Other income (expense)
Financing costs	—	(160,000)	—	(160,000)
Interest expense	(49,641)	(96,512)	(220,418)	(241,163)
Interest expense — related parties	(10,938)	—	(10,938)	—
Loss on extinguishment of debt	—	—	—	(206,000)
Gain/Loss on Derivatives	(37,889)	34,633	(193,960)	453,729
Contingent liabilities loss	—	—	222,600	—
Other income (expense)	—	8,249	10,491	24,467

	(98,468)	(213,630)	(192,225)	(128,967)

Loss before provision for income taxes	(321,192)	(800,897)	(1,997,353)	(770,462)

Provision for income taxes	—	—	—	—
Net loss	(321,192)	(800,897)	(1,997,353)	(770,462)

Basic and diluted loss per share	$(0.01)	$(0.03)	$(0.07)	$(0.03)

Basic and diluted weighted-average (adjusted for reverse stock split 1:5) shares outstanding	31,003,828	30,037,020	30,612,526	29,684,597

US DATAWORKS, INC.
Quarterly Balance Sheet Analysis
For the quarter ended December 31, 2006
(UNAUDITED)
ASSETS

December
2006
Current assets
Cash and cash equivalents	82,507
Accounts receivable, trade	2,591,521
Prepaid expenses and other current assets	167,455

Total current assets	2,841,483
Property and equipment, net	519,351
Goodwill, net	14,133,629
Other assets	30,334

Total assets	17,524,797

LIABILITIES AND SHAREHOLDERS EQUITY
Current liabilities
Current portion of convertible promissory notes, net of unamortized discount of $92,115	420,618
Notes payable — related parties	539,000
Deferred revenue	771,523
Accounts payable	803,117
Accrued expenses	180,125
Interest payable	7,530
Interest payable — related parties	1,708
Derivative Liability — Compound embed	39,034
Derivative Liability — Warrants	70,826

Total current liabilities	2,833,481

Total liabilities	2,833,481
Shareholders’ equity
Convertible series A preferred stock, 0001 par	—
Convertible series B preferred stock, 0001 par	55
Common Stock. 0001 par	3,714
Common Stock subscription	(1,500,000)
Additional paid in capital	65,295,838
Deferred Compensation	—
Accumulated deficit	(49,108,291)

Total shareholders’ equity	14,691,316

Total liabilities and shareholders’ equity	17,524,797

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